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                                                                  EXHIBIT 10.105


IRREVOCABLE OPTION AND REAL ESTATE PURCHASE AGREEMENT UPON EXERCISE OF OPTION


    In consideration of TWENTY FIVE THOUSAND DOLLARS ($25,000.00) paid to Harry
P. Condas, John P. Condas, George P. Condas, Tessie P. Condas, Margarita C. Ellis and Jack W. Ellis (hereinafter referred to as "sellers") receipt of which is acknowledged, hereby jointly and severally grant to Wolf Mountain Resorts, L.C., (its successors and assigns, hereinafter referred to as "buyer"), the exclusive irrevocable option to purchase the real and personal property described as:

PARCEL NO. 1:  Lot 4, the West half of Southeast quarter, the Southwest 1/4 of
Section 12, Township 2 South, Range 3 East of the Salt Lake Base and Meridian. PARCEL NO. 2: The West half of the Northwest quarter of Section 13, Township 2 South, Range 3 East of the Salt of the Salt Lake Base and Meridian, PARCEL NO. 3: That portion of the following lying within the bounds of Summit County, State of Utah. The Northeast quarter of the Northeast quarter, the West half of the Northeast quarter and the Northwest quarter of Section 14, Township 2 South, Range 3 East of the Salt Lake Base and Meridian, totaling 649.73 acres, subject to and including all easements, rights of way, water rights (including, but not limited to, water rights #489 and #490 appropriated on or about November 12,
1930), and appurtenances, and all of the sellers right title and interest in all public ways adjoining the property (hereinafter referred to as "subject property"). See Exhibit "A".

OPTION MONEY AS NON REFUNDABLE: In consideration for the promises made herein, buyer and seller acknowledge and agree that all money paid for and during the period of this option by buyer, to seller, are considered non refundable. Seller agrees to credit any option monies paid against the purchase price upon exercise of the option.

PERIOD OF OPTION: This option may be exercised by giving notice of exercise to George P. Condas, at any time within any option period. The option periods include: January 28, 1997 through February 28, 1997 for the initial payment of TWENTY FIVE THOUSAND DOLLARS ($25,000.00). For the payment of an additional sum of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00), per each thirty (30) day option period, the option period shall be extended as follows: February 28, 1997 through March 28, 1997; March 28, 1997 through April 28, 1997; and April 28, 1997 through May 28, 1997. Payments shall be made to seller prior to the first day of the extended option periods.

PRICE AND TERMS OF PAYMENT: Upon exercise of the this option during any option period described above, buyer agrees to buy and sellers agree to sell the subject property described above upon the following terms:

The price to purchase the subject property shall be the principal sum of FOUR MILLION DOLLARS ($4,000,000.00) payable BY BUYER to SELLERS as follows:

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    ONE MILLION DOLLARS ($1,000,000.00) upon the exercise of this irrevocable option ("the exercise date");

    ONE MILLION DOLLARS ($1,000,000.00) upon each of the three (3) subsequent annual anniversaries of the "exercise date".

Interest at the rate of TEN (10) percent per annum on any unpaid principal, accruing from the "exercise date". Said interest shall be due and payable upon the third anniversary of the "exercise date".

The three (3) annual payments of ONE MILLION DOLLARS ($1,000,000.00) each and the interest due thereon shall be secured by irrevocable letters of credit in favor of the sellers issued by a financial institution possessing a Best rating of "A" or better, mutually acceptable to buyer and sellers.

TITLE: Title to be conveyed as provided in this option shall be by warranty deed, with merchantable title free and clear of all liens and encumbrances, other than those liens, encumbrances and exceptions of record, as disclosed in a preliminary title report issued by Founders' Title on 7/31/95. Sellers shall provide title insurance to buyer at sellers expense.

NOTICE OF EXERCISE: Buyer shall give written notice of the exercise of this option by hand delivery or by certified mail to:

         GEORGE P. CONDAS
         4474 So. Larch Way
         Salt Lake City, Utah 84123

Said exercise of this option, and the "exercise date" shall be either the date that the written notice of exercise of the option is hand delivered, or the date the notice is mailed, whichever is applicable.

INTEGRATION OF AGREEMENT: This document, consisting of three (3) pages, and exhibit constitutes the entire agreement between buyer and sellers. No modification of this agreement shall be valid unless done in writing and signed by both buyer and sellers

Executed this 28th day of January, 1997, at Park City, Utah.

BUYER:                            SELLERS:
WOLF MOUNTAIN RESORTS, L.C.       GEORGE P. CONDAS, et al


BY /s/ Kenneth Griswold           BY /s/ George P. Condas
  --------------------------        ------------------------------------
     Kenneth W. Griswold                         George P. Condas
     President and C.E.O.                   Authorized Family Representative

                                    (Page 2 of 3)

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STATE OF UTAH
                   ss
COUNTY OF SUMMIT

On the 28th day of January, 1997, personally appeared before me Kenneth W. Griswold who, being by me duly sworn, did say that he is the managing member of WOLF MOUNTAIN RESORTS, L.C., and that the forgoing instrument was signed on behalf of said company, and said Kenneth W. Griswold acknowledged to me that said company executed the same.

NOTARY PUBLIC
CATHERINE DALYAI
1912 Sidewinder Dr. #104
Park City, UT 84060

My Commission Expires             /s/ Catherine Dalyai
                                  ----------------------------------
May 25, 2000                 Notary Public in and for said County and State
STATE OF UTAH



STATE OF UTAH
                   ss
COUNTY OF SUMMIT

On the 28th day of January, 1997, personally appeared before me George P. Condas who, being by me duly sworn, did say that he is the authorized representative for the CONDAS FAMILY, sellers, and that the forgoing instrument was signed on behalf of said family, and said George P. Condas acknowledged to me that said family have agreed to the same.

NOTARY PUBLIC
CATHERINE DALYAI
1912 Sidewinder Dr. #104
Park City, UT 84060

My Commission Expires             /s/ Catherine Dalyai
                               -----------------------------------
May 25, 2000                 Notary Public in and for said County and State
STATE OF UTAH


                                    (Page 3 of 3)

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MODIFICATION OF IRREVOCABLE AND REAL ESTATE PURCHASE AGREEMENT UPON EXERCISE OF
OPTION DATED JANUARY 28, 1997

In consideration of TEN DOLLARS, receipt of which is hereby acknowledged, the parties hereto modify the Irrevocable Option and Real Estate Purchase Agreement between them dated January 28, 1997 (the "Agreement") as follows (terms defined therein having the same meaning in this document):

    1. That the date upon which the Buyer may exercise its option to purchase the Property shall be extended to June 2, 1997;

    2. That Buyer may, in is discretion, by paying to Sellers the initial payment described in the Agreement, in lieu of delivering the letters of credit ton or before June 2, 1997, cause Sellers to enter into an escrow agreement on or before such date whereby Sellers shall deliver the warranty deed for the Property covered by the Agreement into escrow to be delivered to Buyer upon such escrow agent's receipt of the letters of credit referred to in the Agreement; provided, however, that such deed shall be returned to Sellers if such letters of credit are not delivered on or before September 2, 1997, and that after said date, such escrow may be canceled by Sellers without further instructions or consent of Buyer and Sellers shall have no further obligation to Buyer under this Agreement;

    3. That the initial payment, as described in the Agreement and referred to in Paragraph 2 above, shall be, when made, deemed by the parties to be non-refundable, even should Buyer fail to deposit into escrow the three (3) letters of credit called for in the Agreement and this Modification;

    4.   That the cost of the escrow described above shall be borne by Buyer;
         and

    5. That all other terms and conditions stated in the Agreement shall remain the same.

AGREED AND ENTERED INTO this 27th date of May, 1997.

SELLERS:


By:  /s/ George P. Condas
   ----------------------------------
    GEORGE P. CONDAS
    Authorized Representative
    on Behalf of Sellers



BUYERS:

By:  /s/ Kenneth Griswold
   --------------------------------
    KENNY GRISWOLD
    Authorized Representative
    for Wolf Mountain

SECOND MODIFICATION OF IRREVOCABLE OPTION AND EXERCISE OF OPTION

The parties hereto, in consideration for the mutual promises made herein, modify the Irrevocable Option and Real Estate Purchase Agreement between them dated January 28, 1997 as modified May 27, 1997 (the "Agreement") as follows (the terms defined therein having the same meaning in this document):
    1. The Agreement is subject to the Assignment of May 30, 1997, by and between Wolf Mountain Resorts and ASC Utah, a Maine corporation;
    2. That Buyer intends on maintaining the Green Belt exemption currently enjoyed by Sellers. Should Buyer no longer maintain said exemption, Buyer and Seller shall pay their proportionate share of any taxes or retroactive taxes assessed as determined by the exercise date of June 2, 1997; with any payments made by Buyers for Sellers pro-rata share to be offset against any future payment due Sellers from Buyers.
    3. That the property is sold by seller as raw land, with Buyer taking said property in its "AS IS PHYSICAL CONDITION";
    4. That Buyers will not make or allow any improvements of the property until such time as title passes from Sellers to Buyer;
    5. That Sellers and Buyers hereby appoint First American Title Company of Utah to act as escrow holder for the consummation of the Agreement;
    6.   Escrow holder is hereby instructed to:
         a. Hold in escrow a duly executed Warranty Deed granting the subject property, Grantee is to be left blank, with the name of Grantee to be filled in at the direction of the holder of the Agreement upon delivery of the Letters of Credit;
         b. Escrow holder shall release said Warranty Deed upon the delivery into escrow the Letters of Credit required pursuant to the Agreement;
         c. That the Agreement of January 28, 1997, and all relative documents and modifications thereto are expressly incorporated and are a part of this escrow;
         d. Seller shall deposit into escrow the premium for the title insurance policy. Said insurance policy is to be issued upon delivery of the Warranty Deed to Buyer.

The Buyer herein, by its signature below, hereby exercises the Irrevocable Option and Real Estate Purchase Agreement dated January 28, 1997, on and as of the date indicated below.

Dated:  June 2, 1997

Sellers:

By:  /s/ George P. Condas
   -----------------------------------
    GEORGE P. CONDAS
    Authorized Representative
    on Behalf of Sellers

Buyers:

By:  /s/ Kenneth Griswold
   -----------------------------------
    KENNY GRISWOLD
    Authorized Representative
    for Buyer Wolf Mountain
    Resorts, L.C. - Managing Member

See Acknowledgment attached hereto and made a part hereof.
STATE OF UTAH      )
                        (ss.
COUNTY OF SUMMIT   )

On the 2nd day of June, 1997, personally appeared before me Kenneth W. Griswald, who being by me duly sworn did say that he is the Authorized Representative of Wolf Mountain Resorts, L.C. and Managing Member, the corporation that executed the foregoing instrument, and acknowledged to me that the within and foregoing instrument was signed in behalf of said corporation by authority of a resolution of its Board of Directors, and the said Kenneth W. Griswald duly acknowledged to me that said corporation executed the same.

NOTARY PUBLIC
SUSAN L. TOLLIVER
1745 Sidewinder Drive
Park City, UT 84068

My Commission Expires             /s/ Susan L. Tolliver
                                  -----------------------------------
June 7, 2000                      Susan L. Tolliver, Notary Public
STATE OF UTAH                     My Commission Expires June 7, 2000



STATE OF UTAH      )
                        (ss.
COUNTY OF SUMMIT   )

On the 2nd day of June, 1997, personally appeared before me George P. Condas, the signer of the within instrument, who duly acknowledged to me that he executed the same.

NOTARY PUBLIC
SUSAN L. TOLLIVER
1745 Sidewinder Drive
Park City, UT 84068

My Commission Expires             /s/ Susan L. Tolliver
                                  ------------------------------------
June 7, 2000                      Susan L. Tolliver, Notary Public
STATE OF UTAH                     My Commission Expires June 7, 2000